Exhibit 99.1

Atlas Technical Consultants Announces Agreement to Acquire Atlantic Engineering Laboratories, Inc.

Broadens Reach of Environmental Services and Strengthens Cross-Selling Capabilities in the New York Tri-State Region

Austin, TX (March 3, 2021) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading provider of professional testing, inspection, engineering, environmental, and consulting services, announced today that it has entered into a definitive agreement to acquire Atlantic Engineering Laboratories, Inc. (“AEL”), a full-service materials testing and inspection firm providing on-site quality control and quality assurance services in New York and New Jersey since 2004. With over 275 employees, AEL offers a broad range of testing, inspection and engineering services to educational institutions, developers, and commercial clients.

The Company expects to leverage AEL’s best-in-class reputation and technical expertise to accelerate growth through geographic expansion and cross-selling of Atlas’ mission-critical environmental, transportation, engineering, and materials testing services in the Northeast.

L. Joe Boyer, Atlas' Chief Executive Officer, said, "We are excited to welcome AEL’s highly respected team to Atlas. Their recurring revenues and low-risk service profile, along with their reputation for superb customer service and proven technical expertise, will provide our industry-leading platform with attractive cross-selling opportunities. As a trusted partner to their clients, AEL has led the execution of high-profile projects across New York and New Jersey, where investment in aging infrastructure supports positive long-term fundamentals for the demand of our combined environmental, materials testing and transportation-related consulting services."

AEL’s founder, Chris O’Malley, will continue to lead the AEL team and will focus on driving business development efforts in coordination with Atlas’ Northeast leadership.

Mr. O’Malley added, “We couldn’t be more pleased to become a part of the Atlas family. We have a shared passion for providing quality work, and we are invested in the communities we serve. Becoming part of Atlas is an excellent win for our employees and our valuable clients. We look forward to combining our local reputation and inspection expertise with Atlas’ broad array of offerings to scale our business and create additional value.”

The transaction is expected to close in the second quarter of 2021 and the terms were not disclosed.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection, engineering, environmental, program management, and consulting services. Under the name Atlas Technical Consultants, we offer solutions to public and private sector clients in the transportation, commercial, water, government, education, and industrial markets. With a nationwide footprint and over 3,300 employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design, and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team's expectations, hopes, beliefs, intentions, or strategies regarding the future. The information included in this press release in relation to Atlas has been provided by Atlas and its management team, and forward-looking statements include statements relating to Atlas' management team's expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us and are based on management's experience and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto; (2) the risk that our actual results may differ from the guidance we have provided; (3) the ability to recognize the anticipated benefits of our past acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (4) changes adversely affecting the business in which we are engaged; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the Company's filings with the U.S. Securities and Exchange Commission, including those under "Risk Factors" therein.

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

512-851-1507

ir@oneatlas.com